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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           HEALTH FITNESS CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                           HEALTH FITNESS CORPORATION

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

-------------------------------------------------------------------------------

         The Annual Meeting of Shareholders of Health Fitness Corporation will be held on May 18, 2004, at 3:30 p.m. CST, at the Company's corporate offices, 3600 American Boulevard, West, Bloomington, Minnesota, for the following purposes:

         1. To elect eight individuals to serve on the Board of Directors for a term of one year or until their successors are duly named.

         2. To increase the shares of capital stock that the corporation is authorized to issue from 30,000,000 to 60,000,000, of which 50,000,000 shall be designated as common shares and 10,000,000 shall be designated as preferred stock.

         3. To approve a 1,500,000-share increase in the number of shares reserved for the Company's 1995 Stock Option Plan.

         4. To ratify the selection of Grant Thornton LLP as the Company's independent auditors for the current fiscal year.

         5. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

         Only shareholders of record at the close of business on March 31, 2004, are entitled to notice of and to vote at the meeting or any adjournment thereof.

         Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided. The prompt return of proxies will save the Company the expense of further requests for proxies.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           Jerry V. Noyce
                                           President and Chief Executive Officer

Bloomington, Minnesota
April 9, 2004

                           HEALTH FITNESS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 2004

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                                  INTRODUCTION

         Your Proxy is solicited by the Board of Directors of Health Fitness Corporation ("the Company") for the Annual Meeting of Shareholders to be held on May 18, 2004, at the location and for the purposes set forth in the notice of meeting, and at any adjournment thereof.

         The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

         The mailing address of the principal executive office of the Company is 3600 American Boulevard West, Suite 560, Bloomington, Minnesota 55431. The Company expects that this Proxy Statement, the related proxy and notice of meeting will first be mailed to shareholders on or about April 9, 2004.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed March 31, 2004, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 31, 2004, 12,438,245 shares of the Company's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

               PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

         The following table sets forth the number of shares of Common Stock beneficially owned as of March 31, 2004, by persons known to the Company to be beneficial owners of more than 5% of the Company's Common Stock, by each executive officer of the Company named in the Summary Compensation table, by each current director and nominee for director of the Company and by all current directors and executive officers as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated. Officers and directors can be reached at the Company's principal executive office.

             NAME AND ADDRESS OF                        NUMBER OF SHARES
              BENEFICIAL OWNER                         BENEFICIALLY OWNED                 PERCENT OF CLASS (1)
           ----------------------                      ------------------                 ----------------
Bayview Capital Partners LP                              3,217,988 (2)
641 East Lake Street, Suite 2400                                                                  20.6%
Wayzata, MN  55391

Cary Musech                                              3,217,988 (2), (3)                       20.6%
c/o Bayview Capital Partners LP
641 East Lake Street, Suite 2400
Wayzata, MN  55391

Perkins Capital Management, Inc.                         2,229,250 (4)                            17.9%
730 East Lake Street
Wayzata, MN  55391

Destin Capital Partners, LLC (4)                         1,044,002 (5)                            8.4%
P. O. Box 27
Eldorado, IL  62930

Charles E. Bidwell                                         985,473 (6)                            7.9%
3535 Kilkenny Lane
Hamel, MN  55340

Jerry V. Noyce                                             285,568 (7)                             2.3%

James A. Bernards                                          196,000 (8)                             1.6%

Jeanne C. Crawford                                         132,920 (9)                             1.1%

Mark W. Sheffert                                           131,000 (10)                            1.0%

James A. Narum                                              93,982 (11)                              *

Wesley W. Winnekins                                         88,250 (12)                              *

K. James Ehlen, M.D. *                                      56,000 (13)

John C. Penn                                                56,000 (13)                              *

Linda Hall Whitman                                          56,000 (13)                              *

Rodney A. Young                                             56,000 (13)                              *

David T. Hurt                                               31,250 (14)                              *

All current directors and current executive              4,400,958 (15)                           26.8%
officers as a group (12 persons)

------------------------
*        Less than 1%

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of March 31, 2004 or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2) Includes 1,210,320 shares which may be purchased upon exercise of warrants by Bayview Capital Partners LP which are exercisable as of March 31, 2004 or within 60 days of such date. Also includes 2,007,668 shares that Bayview would be entitled to receive upon conversion of 1,003,834 preferred shares.

(3) Consists of 3,217,988 shares beneficially owned by Bayview Capital Partners LP, as to which Mr. Musech disclaims any beneficial ownership. Mr. Musech is the Chief Executive Officer of Bayview Capital Management LLC, which is the general partner of Bayview Capital Partners LP. Mr. Musech serves as one of five members of the Board of Governors of Bayview Capital Management LLC, and the Board of Governors makes all investment decisions on behalf of Bayview Capital Partners LP, including any decisions regarding acquisition or disposition of securities of the Company.

(4) In its most recent Schedule 13G/A filing with the Securities and Exchange Commission on February 4, 2004, Perkins Capital Management, Inc. represents it has sole voting power over 920,500 of such shares and sole dispositive power over all such shares.

(5)      Destin Capital Partners, LLC is controlled by Burt H. Rowe, Jr.

(6) Includes 45,000 shares which may be purchased upon exercise of options by Mr. Bidwell which are exercisable as of March 31, 2004 or within 60 days of such date.

(7) Includes 261,500 shares which may be purchased upon exercise of options that are exercisable by Mr. Noyce as of March 31, 2004 or within 60 days of such date.

(8) Includes 100,000 shares held by Brightstone Capital, Ltd., an investment firm controlled by Mr. Bernards and David Dalvey, 10,000 shares held by an employee benefit plan over which Mr. Bernards has voting and investment power, and 50,000 shares which may be purchased upon exercise of options that are exercisable by Mr. Bernards as of March 31, 2004 or within 60 days of such date.

(9) Includes 41,250 shares which may be purchased upon exercise of options by Ms. Crawford which are exercisable as of March 31, 2004 or within 60 days of such date. Also includes 39,000 shares held by Ms. Crawford's spouse.

(10) Includes 36,000 shares which may be purchased upon exercise of options by Mr. Sheffert which are exercisable as of March 31, 2004 or within 60 days of such date. Also includes a currently exercisable warrant to purchase 75,000 shares held by Manchester Business Services, Inc. ("Manchester"). As President, Chief Executive Officer and controlling shareholder of Manchester, Mr. Sheffert may be deemed to share dispositive power over the shares underlying such warrant.

(11) Includes 71,250 shares which may be purchased upon exercise of options by Mr. Narum that are exercisable as of March 31, 2004 or within 60 days of such date.

(12) Such shares are not outstanding but may be purchased upon exercise of options by Mr. Winnekins that are exercisable as of March 31, 2004 or within 60 days of such date.

(13) Includes 36,000 shares which may be purchased upon exercise of options by each of Mr. Ehlen, Mr. Penn, Ms. Whitman and Mr. Young that are exercisable as of March 31, 2004 or within 60 days of such date.

(14) Such shares are not outstanding but may be purchased upon exercise of options by Mr. Hurt that are exercisable as of March 31, 2004 or within 60 days of such date.

(15) Includes 2,008,820 shares which may be purchased upon exercise of options and warrants that are exercisable as of March 31, 2004 or within 60 days of such date. Also includes 2,007,668 shares to be received upon conversion of 1,003,834 preferred shares.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL #1)

GENERAL INFORMATION

         The Board of Directors has fixed the number of directors for the ensuing year at eight and the independent directors of the Board recommend that the eight current members be nominated and elected at the Annual Meeting. Under applicable Minnesota law, the election of each nominee requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

         In the absence of other instructions, each proxy will be voted for each of the nominees listed below. If elected, each nominee will serve until the next annual meeting of shareholders and until his or her successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee.

         The names and ages of all of the director nominees and the positions held by each with the Company are as follows:

       NAME                                        AGE                           POSITION
       ----                                        ---                           --------
James A. Bernards                                  57                            Director
K. James Ehlen, M.D.                               59                            Director
Cary Musech                                        46                            Director
Jerry V. Noyce                                     59                  President, CEO and Director
John C. Penn                                       64                            Chairman
Mark W. Sheffert                                   56                            Director
Linda Hall Whitman                                 55                            Director
Rodney A. Young                                    49                            Director

         JAMES A. BERNARDS, a director of the Company from 1993 to June 1998 and since March 1999, served as Chairman of the Board from April 1999 through December 2003, has been President of Brightstone Capital, LLC, a venture capital firm, since 1985 and President of Facilitation Incorporated, a consulting firm he founded in July 1993. Prior to that time he was President of Stirtz Bernards & Co., a CPA firm he founded and with which he had been a partner for more than 12 years. Mr. Bernards is also a director of three public companies, FSI International, Inc., August Technology Corporation and Entegris, Inc., and several private companies.

         K. JAMES EHLEN, M.D., a director of the Company since April 2001, currently serves as Chief Executive Officer of the Halleland Health Consulting Group, a Minneapolis-based health consulting firm. From February 2001 to February 2003, he served as Chief, Clinical Leadership for Humana Inc., a national managed care organization. He was Executive Leader of Health Care Practice for Halleland Health Consulting Group from May 2000 to February 2001, and was a self-employed health care consultant from June 1999 to May 2000. From October 1988 to June 1999, Dr. Ehlen served as Chief Executive Officer of Allina Health System, an integrated health care organization. Dr. Ehlen currently provides medical advisory consulting services to the Company as a representative of Halleland Health Consulting. See the section titled Certain Transactions contained within this Proxy Statement. Dr. Ehlen is also a director of Arizant and IZEX Technology.

         CARY MUSECH, is a director of the Company who was named as a director effective as of December 8, 2003, the date of consummation of the Company's acquisition of the Health & Fitness Services Business, a division of Johnson & Johnson Health Care Systems Inc. Mr. Musech currently serves as the Chief Executive Officer of Bayview Capital Management LLC, which is the general partner of Bayview Capital Partners LP, a private equity management firm he co-founded in June 1998. From October 1993 to November 1997, Mr. Musech was the Chief Financial Officer of Wright Products Corporation, a privately-held manufacturer and distributor of storm and screen door hardware. From February 1984 to September 1993, Mr. Musech was a corporate finance specialist for US Bank (formerly First Bank System) and Wells Fargo NA (formerly Norwest Corporation) where he developed expertise in financing complex, highly leveraged transactions including buyouts, acquisitions, recapitalizations and growth financings. From January 1981 to January 1984, Mr. Musech was an auditor with Ernst & Young.

         JERRY V. NOYCE has been President and Chief Executive Officer of the Company since November 2000 and a director since February 2001. From October 1973 to March 1997, he was Chief Executive Officer and Executive Vice President of Northwest Racquet, Swim & Health Clubs. From March 1997 to November 1999, Mr. Noyce served as Regional Chief Executive Officer of CSI/Wellbridge Company, the successor to Northwest Racquet, where he was responsible for all operations at the Norwest Clubs and the Flagship Athletic Club.

         JOHN C. PENN, a director of the Company since April 2001, and Chairman of the Board since January 2004, currently serves as President, CEO and Chairman of Intek Plastics, Inc., a custom extruder of plastic products for the window and door industries. From 1999 to 2003, he served as Vice Chairman and Chief Executive Officer of Satellite Companies, a family-owned group of three companies engaged in the manufacture and international sales of portable restroom equipment, distribution and rental of relocateable buildings, and sales and maintenance of private aircraft. He served for 21 years as an outside board member of those companies before joining them as an employee in 1999. For 25 years prior to joining Satellite Companies, Mr. Penn served as chief executive officer of several companies in the manufacturing and medical industries, including Centers for Diagnostic Imaging, Benson Optical and Arctic Enterprises. Mr. Penn is also a director of Angeion Corporation.

         MARK W. SHEFFERT, a director of the Company since January 2001, has served as Chairman and Chief Executive Officer of Manchester Companies, Inc., an investment banking and business advisory firm, since December 1989. Prior to that, he was President of First Bank System, Inc. (now U.S. Bank) a $28 billion bank holding company headquartered in Minneapolis, Minnesota. He also served as Chairman and CEO for First Trust, a $20 billion trust company based in St. Paul, Minnesota. For 10 years prior to First Bank, Mr. Sheffert served as President and Chief Operating Officer of North Central Insurance Company. Mr. Sheffert has served on the Board of Directors for over thirty companies, including NYSE, NASDAQ and private companies.

         LINDA HALL WHITMAN, a director of the Company since April 2001, has been Chief Executive Office of MinuteClinic, a healthcare services company, since May 2002. Prior to that, she was President of Ceridian Performance Partners (an employee benefits provider), Ceridian Corporation, from 1996 through December 2000, and Vice President, Business Integration, at Ceridian from 1995 to 1996. From 1980 to 1995 she served in various management and executive positions with Honeywell, Inc., including Vice President, Consumer Business Group, from 1993 to 1995. Ms. Whitman is also a director of two additional public companies, MTS Systems Corporation and August Technology Corporation, as well as several private companies. Since 1999 she has served on the Ninth District Federal Reserve Bank Board, and is currently Chair.

         RODNEY A. YOUNG, a director of the Company since April 2001, was Chief Executive Officer, President and a director of LecTec Corporation, a developer, manufacturer and marketer of healthcare consumer and over-the-counter pharmaceutical products, from August 1996 to July 2003, and Chairman of the Board of LecTec from November 1996 to July 2003. Prior to assuming the leadership role with LecTec, Mr. Young served Baxter International, Inc. for five years in various management roles, most recently as Vice President and General Manager of the Specialized Distribution Division. Mr. Young also serves as a director of Possis Medical, Inc., and Delta Dental Plan of Minnesota.

         Pursuant to the terms of a stock purchase agreement, Bayview Capital Partners LP ("Bayview") has the right to designate an individual for one directorship on the Company's Board of Directors. Mr. Musech was designated as the Bayview nominee and was elected as a director by the Board of Directors of the Company effective as of December 8, 2003, the date of consummation of the Company's acquisition of the Health & Fitness Services Business, a division of Johnson & Johnson Health Care Systems Inc. There are no other arrangements or understandings between any of the directors or any other person (other than arrangements or understandings with directors acting as such) pursuant to which any person was selected as a director or nominee of the Company. There are no family relationships among the Company's directors.

                              CORPORATE GOVERNANCE

INDEPENDENCE

         The Board has determined that a majority of its members are "independent" as defined by the Securities Exchange Act of 1933. The independent directors are James A. Bernards, John C. Penn, Mark W. Sheffert, Linda Hall Whitman and Rodney A. Young. Jerry Noyce is precluded from being considered independent since he currently serves as an executive officer of the Company. K. James Ehlen is precluded from being considered independent because of his services as a consultant to the Company. Cary Musech is precluded from being considered independent since he has a relationship as a principal of a significant lender to the Company.

CODE OF CONDUCT

         The Board has approved an Ethics and Code of Conduct that applies to all employees, directors and officers, including the principal executive officer, principal financial officer, principal accounting officer and controller. The Ethics and Code of Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Ethics and Code of Conduct is available on the Company's website at www.hfit.com. Health Fitness Corporation intends to include on its website any amendment to, or waiver from, a provision of its code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K under the Securities Act of 1933.

SHAREHOLDER COMMUNICATION WITH BOARD

         Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Company's Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

                  Health Fitness Corporation Board of Directors
                              Attention: Secretary
                     3600 American Boulevard West, Suite 560
                          Bloomington, Minnesota 55431

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

         Directors' attendance at Annual Meetings can provide shareholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a policy regarding director attendance, but all directors are encouraged to attend the Annual Meeting of Shareholders. An Annual Meeting of Shareholders was not held in 2003.

COMMITTEE AND BOARD MEETINGS

         The Company's Board of Directors has four standing committees, the Audit Committee, the Compensation Committee, the Finance Committee and Nominating Committee. Members of such Committees meet formally and informally from time to time throughout the year on Committee matters.

Audit Committee

         The Audit Committee is comprised of directors James A. Bernards (Chair), K. James Ehlen and Mark W. Sheffert. Messrs. Bernards and Sheffert are independent under both SEC and Nasdaq rules. Director K. James Ehlen will serve on the Audit Committee until the 2004 Annual Meeting, at which time he will step down if his consulting services relationship at that time continues to preclude him from being considered to be an independent director. The Audit Committee is responsible for the oversight relating to the Company's financial reporting process, its systems of internal accounting and financial controls, the internal audit process and the annual independent audit process of the Company's annual financial statements. The Committee is also responsible for appointment, compensation, retention and oversight of the work of any publicly registered accounting firm, including the Company's independent public accountants. Attached as Exhibit A is the Charter for the Audit Committee approved by the Board of Directors. The Audit Committee met ten times during fiscal 2003.

         The Board has determined that James A. Bernards is the "audit committee financial expert" as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933. The designation of Mr. Bernards as the audit committee financial expert does not impose on Mr. Bernards any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Bernards as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification. Mr. Bernards has assumed the duties of the audit committee financial expert on an interim basis until a permanent replacement is found by the Board of Directors.

Compensation Committee

         The Compensation Committee, which consists of Linda Hall Whitman (Chair), James A. Bernards and Rodney A. Young, each of whom is independent, is charged with oversight responsibility for management's performance and the adequacy and effectiveness of compensation and benefit plans. In addition, the Compensation Committee makes recommendations to the Board of Directors regarding remuneration arrangements for senior management, and adoption of employee compensation and benefit plans. The Compensation Committee met three times during fiscal 2003.

Finance Committee

         The Finance Committee, which consists of James A. Bernards, Mark W. Sheffert (Chair), and Cary Musech, was formed in January, 2002, and is charged with exploring opportunities for strategic acquisitions and the methods that might be available for financing such opportunities. The Finance Committee met eight times during fiscal 2003.

Nominating Committee

         The Company's Nominating Committee was formed on March 10, 2004, consisting of the Chairman of the Board (John C. Penn), the Chairman of the Audit Committee (James A. Bernards), the Chairman of the Compensation Committee (Linda Hall Whitman), and the Chairman of the Finance Committee (Mark W. Sheffert), all of whom are independent directors. Prior to formation of the Nominating Committee, the directors have addressed the nominations process efficiently and successfully as a full board. The nominees for election to the Board at the annual meeting of shareholders to be held on May 18, 2004, were nominated by a vote of the Company's independent directors at a meeting of the full Board, and in the future, only independent directors will be permitted to vote on prospective Board nominees. The Board has not adopted a nominating committee charter, and the newly-formed Nominating Committee did not meet during 2003.

         The Company has not yet adopted a nominating policy regarding director nominee proposals by shareholders and does not believe such a policy is needed because shareholders are free at any time to recommend a nominee to be considered by the Board by submitting a written proposal to the Chairman of the Board of Directors, at Health Fitness Corporation, 3600 American Boulevard West, Suite 560, Bloomington, Minnesota 55431. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of said nominee.

         The independent directors will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, be familiar with our business and industry, have high moral character and mature judgment, and be able to work collegially with others. In addition, factors such as the following shall be considered:

         -        appropriate size and diversity of the Board;

         - needs of the Board with respect to particular talent and experience;

         -        knowledge, skills and experience of nominee;

         -        familiarity with domestic and international business affairs;

         -        legal and regulatory requirements;

         - appreciation of the relationship of our business to the changing needs of society; and

         - desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

         The directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal Board action by written consent of a majority of all directors, in accordance with the Company's Articles of Incorporation and Minnesota law, rather than hold formal meetings. During fiscal 2003, the Board of Directors held ten formal meetings. Each incumbent director attended 75% or more of the total number of meetings held during the period(s) for which he or she has been a director or served on committee(s) of the Board and of committee(s) of which he or she was a member.

DIRECTORS FEES

         During fiscal 2001, the Board implemented a compensation plan for outside directors pursuant to which directors who are not employees of the Company receive a fee of $1,000 for each Board meeting attended and are reimbursed for out-of-town travel expenses incurred to attend such Board meetings. Under the plan, each non-employee director also receives (i) a fully vested grant of 20,000 shares of Common Stock upon first election to the Board and (ii) a six-year option to purchase 12,000 shares of Common Stock upon first election to the Board and annually thereafter. Each such option is granted at the fair market value of the Company's Common Stock on the date of grant and is fully exercisable on the date of grant.

         Effective January 2003, the Board compensation plan was amended to provide for compensation to Directors who participate on the Company's board committees. Committee Chairpersons will receive a cash payment of $325 and Committee Members will receive a cash payment of $250 for attending each regular and special committee meeting up to the following annual limit: Compensation Committee up to four meetings; Audit Committee up to eight meetings; Finance Committee up to eight meetings. Telephonic committee meetings, or a Director's telephonic attendance at a committee meeting, will be compensated at 75% of the full payment.

         In May 2003, Directors Bernards, Ehlen, Penn, Sheffert, Whitman and Young each received a six-year option to purchase 12,000 shares at an exercise price of $0.50 per share.

         Effective December 2003, the Board compensation plan was amended to provide for the following changes:

         1. The Chairperson and Directors will receive a monthly cash retainer of $416.67 payable quarterly at a rate of $1,125.

         2. The Chairperson will receive a cash payment of $1,300 and Directors will receive a cash payment of $1,000 for attending each regular and special board meeting. Telephonic board meetings, or a Director's telephonic attendance at a board meeting, will be compensated at 75% of the full payment.

         3. Committee Chairpersons will receive a cash payment of $650 and Committee Members will receive a cash payment of $500 for attending each regular and special committee meeting up to the following annual limit: Compensation Committee up to four meetings; Audit Committee up to eight meetings; Finance Committee up to eight meetings. Telephonic committee meetings, or a Director's telephonic attendance at a committee meeting, will be compensated at 75% of the full payment.

         4. Upon first election to the Board of Directors and annually thereafter, a Director will receive a six-year fully vested option to purchase 15,000 shares of Common Stock. The option will have an exercise price equal to the fair market value of the Common Stock on the date of grant.

                             AUDIT COMMITTEE REPORT

         The Board of Directors maintains an Audit Committee currently comprised of three of the Company's directors. The Board of Directors and the Audit Committee acknowledge that the Audit Committee's current member composition fails to satisfy the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, Rule 4350(d)(2), because one current audit committee member, K. James Ehlen, is a consultant to the Company. Dr. Ehlen therefore is not an "independent director" as that term is defined under NASD Rule 4200(a)(15) by reference to Rule 10-A-3((b)(1)(ii)(A) of the Securities Exchange Act of 1934, which rule will become effective as to the Company at the time of the 2004 Annual Shareholder Meeting. Dr. Ehlen's position on the Audit Committee therefore will end effective with the 2004 Annual Shareholder Meeting.

         In accordance with its written charter adopted by the Board of Directors, as amended, (set forth in Exhibit A to this proxy statement), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

         (1) reviewed and discussed the audited financial statements with management;

         (2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

         (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission.

                         MEMBERS OF THE AUDIT COMMITTEE:
                            James A. Bernards (Chair)
                                 K. James Ehlen
                                Mark W. Sheffert

                              CERTAIN TRANSACTIONS

         On December 1, 2003, the Company entered into a Professional Services Agreement with K. James Ehlen, M.D., representing Halleland Health Consulting. The scope of services to be provided by Dr. Ehlen primarily include serving as the Company's Medical Advisor, representing the Company as its lead clinical representative with clients, and supporting the Company's enhancement of its corporate health and wellness services strategy. Dr. Ehlen received a monthly retainer of $10,000 and the Agreement expired after 120 days. The Company and Dr. Ehlen are evaluating the relationship to determine if the continuation of Dr. Ehlen's services is necessary. For fiscal year 2003, the Company paid Dr. Ehlen $10,000 for his services.

         On August 25, 2003, the Company entered into a $3,000,000 Securities Purchase Agreement with Bayview Capital Partners LP ("Bayview") to provide the Company with acquisition financing and general working capital (the "Bayview Investment"). Cary Musech, a director of the Company, is the Chief Executive Officer of Bayview Capital Management LLC, which is the general partner of Bayview Capital Partners LP. The Bayview Investment was structured as a bridge note (the "Bridge Note").

         On December 8, 2003, the $3,000,000 Bridge Note was converted into a $2,000,000 term note (the "Term Note"), $1,000,000 in Series A Convertible Preferred Stock of the Company (the "Preferred Stock"), and a warrant to purchase common stock of the Company (the "Warrant"). The Term Note will bear interest at 12% per year, payable monthly, and will mature on December 8, 2009.

         The Preferred Stock was issued to Bayview at a price of $1.00 per share, resulting in 1,000,000 shares issued on December 8, 2003. The Preferred Stock has a stated dividend rate of 6% per year, computed on a simple interest basis, paid in kind in the form of additional shares of Preferred Stock using a price of $1.00 per share ("PIK Dividends"). At the option of the holder, the Preferred Stock, including any PIK Dividends, may be converted, at any time and from time to time, into the Company's common stock at a price of $0.50 per share. In addition, Bayview may require redemption of the Preferred Stock and PIK Dividends upon a change of control or default (including default under the Term Note).

         The Warrant issued to Bayview represents the right to purchase 1,210,320 shares of common stock, which represents 8% of the Company's common stock outstanding on a fully diluted basis at December 8, 2003, excluding the common stock issuable to Bayview upon conversion of the Preferred Stock. The Warrant will be exercisable at any time for a period of ten years at an exercise price equal to $0.50 per share, and the shares obtainable upon exercise of the Warrant may be put to the Company at fair market value (net of the exercise price) upon a change of control or default.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee of the Board of Directors is composed of outside directors Linda Hall Whitman, James A. Bernards and Rodney A. Young. None of such members of the Committee is or ever has been an employee or officer of the Company and none of such persons are affiliated with any entity other than the Company with which an executive officer of the Company is affiliated. Mr. Noyce, the Company's President and CEO, served on the Compensation Committee during the period from January 19 to June 15, 2001; however, during this period the Compensation Committee limited its activities to review and recommendation of a compensation package for the Company's directors and did not undertake to review or make recommendations regarding CEO compensation.

         OVERVIEW AND PHILOSOPHY. In accordance with the Compensation Committee Charter, the Compensation Committee (i) develops procedures and policies for compensating directors; (ii) reviews the Company's procedures, processes and policies used to compensate the Company's CEO and principal executives (Chief Financial Officer, National Vice Presidents of Account Services, Vice President of Human Resources, Vice President of Marketing, Vice President of Programs and Partnerships, Vice President of Consulting and Best Practices and National Vice President of Business Development); (iii) reviews the performance evaluation procedures for the CEO and principal executives; (iv) recommends compensation plans for the CEO to the Board and approves compensation plans for the principal executives. The Compensation Committee has developed executive compensation programs designed to attract and retain qualified executives and to motivate them to maximize shareholder investment by achieving Company goals. There are three basic components to the Company's executive compensation program: base pay, annual incentive bonus, and long-term, equity-based incentive compensation in the form of stock options. Each component is established in light of individual and Company performance, comparable compensation programs in the Minneapolis/Saint Paul metropolitan area, equity among employees and cost effectiveness.

         BASE PAY. Base pay is designed to be competitive, although conservative, as compared to salary levels for equivalent positions at comparable companies in the Minneapolis/Saint Paul metropolitan area. The executive's actual salary within this competitive framework depends on the individual's performance, responsibilities, experience, leadership and potential future contribution. The base pay of the CEO and CFO are currently set by their employment agreements (See "Employment Agreements" below), with increases for the CEO determined by the Board upon recommendation of the Compensation Committee and increases for the CFO determined by the CEO and the Compensation Committee.

         ANNUAL INCENTIVE BONUS. In addition to base pay, the CEO and other principal executives may be eligible to receive an annual cash bonus based on criteria determined by the Board of Directors for the CEO and for other principal executives by the CEO and Compensation Committee. Bonus eligibility may range from 10% to 45% of base pay.

         LONG-TERM, EQUITY-BASED INCENTIVE COMPENSATION. The long-term, equity-based compensation program is tied directly to shareholder return. Under the current program, long-term incentive compensation consists of stock options that generally do not fully vest until after four years. Stock options are awarded with an exercise price equal to the fair market value of the Company's common shares on the date of grant. Accordingly, the executive is rewarded only if the shareholders receive the benefit of appreciation in the price of the Common Stock.

         Because long-term options vest over time, the Company periodically (generally once each year) grants new options to provide continuing incentives for future performance. The size of the previous grants and the number of options held are considered by the Compensation Committee, but are not entirely determinative of future grants. Each executive's annual grants are based upon the individual's performance, responsibilities, experience, leadership and potential future contribution and any other factors deemed relevant by the Committee. Stock option grants for the CEO and CFO are made by the Board of Directors upon recommendation of the Compensation Committee. Stock option grants for other principal executives are made by the CEO and Compensation Committee, including grants from a stock option pool subject to the discretion of the CEO within certain parameters.

         Stock options are designed to align the interests of the Company's executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and the shareholders' investment. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the executive to remain with the Company.

         BENEFITS. The Company also provides medical and insurance benefits to its executive officers, which are generally available to all Company employees. The Company has a 401(k) plan in which all qualified employees, including the executive officers, are eligible to participate. During 2003, the Company made aggregate matching contributions of approximately $140,000 to plans qualified under IRC Section 401(k).

         ANNUAL REVIEWS. Each year the Compensation Committee reviews its executive compensation polices and programs and determines what changes, if any, are appropriate for the following year. In addition, the Committee and Board of Directors reviews the individual performance of the CEO.

         COMPENSATION IN 2003. Jerry Noyce was employed as the Company's Chief Executive Officer in November 2000 pursuant to a written Employment Agreement. See "Employment Agreements." During 2003, the Board of Directors approved the recommendation of the Compensation Committee to maintain Mr. Noyce's annual base salary at $238,050, and to grant Mr. Noyce options to purchase 82,000 shares of the Company's common stock, vesting over 4 years, with an exercise price equal to fair market value as of the date of grant. The Company paid a cash bonus to Mr. Noyce of $10,000 in fiscal year 2003 for the achievement of fiscal year 2002 bonus objectives. In April 2003, the Board of Directors, upon the recommendation of the Compensation Committee, approved a bonus program for Mr. Noyce for fiscal year 2003 pursuant to which Mr. Noyce has the opportunity to earn a bonus of up to 20% of his base pay upon achievement of certain revenue targets and a bonus of up to 25% of base pay based upon achievement of certain EBITDA targets. In December 2003, the Board of Directors approved the recommendation of the Compensation Committee to grant Mr. Noyce an option to purchase 20,000 shares of the Company's common stock, vesting immediately, with an exercise price equal to fair market value as of the date of grant. Such grant was made as compensation for the completion of the acquisition of the Health & Fitness Services Business of Johnson & Johnson Health Care Systems Inc (the "J&J Fitness Business").

         Wes Winnekins was employed as the Company's Chief Financial Officer in February 2001 pursuant to a written Employment Agreement. See "Employment Agreements." During 2003, Mr. Winnekins' annual base salary was increased by 3.5%, to $131,860, and he was granted options to purchase 17,000 shares of the Company's common stock, vesting over 4 years, with an exercise price equal to fair market value as of the date of grant. The Company paid a cash bonus to Mr. Winnekins of $5,000 for the achievement of fiscal year 2002 bonus objectives. In July 2003, Mr. Winnekins was granted an option to purchase 10,000 shares of the Company's common stock for work performed in connection with the Company's acquisition of the J&J Fitness Business. In December 2003, the Company paid a cash bonus to Mr. Winnekins of $10,000 as compensation for the completion of the acquisition of the J&J Fitness Business.

                     MEMBERS OF THE COMPENSATION COMMITTEE:
                           Linda Hall Whitman (Chair)
                                James A. Bernards
                                 Rodney A. Young

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Chief Executive Officer and to the Company's most highly compensated executive officers who received compensation in excess of $100,000 during fiscal 2003 (such individuals referred to as the "named executive officers").

                                                                                 Long Term Compensation
                                                                           ----------------------------------
                                             Annual Compensation                    Awards            Payouts
                                             -------------------                    ------            -------
                                                                           Restricted    Securities     LTIP      All Other
   Name and Principal      Fiscal                                             Stock      Underlying   Payouts   Compensation
        Position            Year     Salary ($)   Bonus ($)    Other ($)   Awards ($)     Options       ($)          ($)
        ---------           ----     ----------   ---------    ---------   ----------     -------     -------   ------------
Jerry V. Noyce,             2003      238,050       10,000     8,400 (2)       --         102,000        --          --
President and Chief         2002      236,533           --     8,000 (2)       --          82,000        --          --
Executive Officer           2001      230,000           --     8,000 (2)       --          30,000                    --

Wesley W. Winnekins,        2003      131,159       15,000        --           --          27,000        --          --
Chief Financial Officer     2002      126,318           --        --           --          17,000        --          --
                            2001      105,489           --        --           --          97,500        --          --

Jeanne C. Crawford, Vice    2003      123,311       20,230        --           --          25,000        --          --
President - Human           2002      113,421       10,692        --           --          15,000        --          --
Resources                   2001      106,924           --        --           --          40,000        --          --

James A. Narum, National    2003      122,498        8,283        --           --          15,000        --          --
Vice President - Account    2002      118,730       19,463        --           --          15,000        --          --
Services                    2001      114,999       30,000        --           --              --        --          --

David T. Hurt, National     2003      113,537        7,963        --           --          15,000        --          --
Vice President - Account    2002      108,904       10,426        --           --          15,000        --          --
Services (1)

------------------------

(1)      Such persons first became executive officers during fiscal 2002.

(2) Amount represents payments for a car allowance and country club membership. See "Employment Agreements - Jerry V. Noyce."

EMPLOYMENT AGREEMENTS

          JERRY V. NOYCE. In November 2000, the Company entered into an employment agreement with Jerry V. Noyce pursuant to which Mr. Noyce serves as the Company's President and Chief Executive Officer at an annual base salary of $230,000, subject to future increases as determined by the Board of Directors. Mr. Noyce's current annual base salary under his employment agreement is $238,050. Mr. Noyce is also eligible to earn an annual bonus based on criteria set by the Board. Mr. Noyce also receives normal and customary employee benefits and fringe benefits, including a $500 per month car allowance and up to $200 per month for a country club membership. The agreement may be terminated by either party upon written notice to the other party. If Mr. Noyce is terminated without "cause," he will continue to receive his base salary for a period of 12 months following such termination. If the agreement is terminated by the Company because of a change of control, Mr. Noyce will receive his base salary for a period of 24 months following termination. If Mr. Noyce resigns as a result of a change of control because he will not be named chief executive officer of the new controlling entity, he will receive his base salary for a period of 12 months following termination.

         WESLEY W. WINNEKINS. The Company has an employment agreement with Wesley W. Winnekins, effective February 9, 2001, which continues for an indefinite term until terminated in accordance with the agreement. Pursuant to the agreement, Mr. Winnekins serves as Chief Financial Officer at an annual base salary of $120,000 subject to future increases as determined by the Board of Directors. Mr. Winnekins' current annual base salary under his employment agreement is $131,860. Mr. Winnekins is also eligible to earn an annual bonus based on criteria set by the Company's CEO and approved by the Compensation Committee. The agreement may be terminated by either party upon written notice to the other party. If Mr. Winnekins is terminated without "cause," he will continue to receive his base salary for a period of three months following such termination.

         JEANNE C. CRAWFORD. The Company has an employment agreement with Jeanne
C. Crawford, effective March 1, 2003, which continues for an indefinite term until terminated in accordance with the agreement. Under the agreement, Ms. Crawford serves as Vice President - Human Resources at an annual base salary of $125,235, subject to future increases as determined by the Company. Ms. Crawford is also eligible to earn an annual bonus based on criteria set by the Company's CEO and approved by the Compensation Committee. The agreement may be terminated by either party upon written notice to the other party. If Ms. Crawford is terminated without "cause," she will continue to receive her base salary for a period of three months following such termination.

         JAMES V. NARUM. Effective March 1, 2003, the Company amended and restated its employment agreement with James V. Narum. Pursuant to the agreement, Mr. Narum serves as the Company's National Vice President - Account Services at an annual base salary of $123,188, subject to future increases as determined by the Company. Mr. Narum is also eligible to earn an annual bonus based on criteria set by the Company's CEO and approved by the Compensation Committee. The agreement may be terminated by either party upon written notice to the other party. In the event Mr. Narum's employment is terminated without "cause", he will continue to receive his base salary for a period of four months following such termination.

          DAVID T. HURT. The Company has an employment agreement with David Hurt, effective August 14, 2001, which continues for an indefinite term until terminated in accordance with the agreement. Under the agreement, Mr. Hurt serves as National Vice President - Account Services at an annual base salary of $104,251, subject to future increases as determined by the Company. Mr. Hurt's current annual base salary under his employment agreement is $114,384. Mr. Hurt is also eligible to earn an annual bonus based on criteria set by the Company's CEO and approved by the Compensation Committee. The agreement may be terminated by either party upon written notice to the other party. If Mr. Hurt is terminated without "cause," he will continue to receive his base salary for a period of four months following such termination.

OPTION GRANTS DURING FISCAL YEAR 2003

         The following table sets forth information regarding stock options granted to the named executive officers during the fiscal year ended December 31, 2003. The Company has not granted stock appreciation rights:

                                                                                              POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                NUMBER OF        % OF TOTAL                                  ANNUAL RATES OF STOCK
                               SECURITIES          OPTIONS       EXERCISE                    PRICE APPRECIATION FOR
                               UNDERLYING        GRANTED TO      PRICE PER                         OPTION TERM
                                 OPTIONS        EMPLOYEES IN       SHARE      EXPIRATION    -----------------------
       NAME                   GRANTED (#)(1)     FISCAL YEAR      ($/SH)         DATE          5%($)         10%($)
       -----                  ---------------   -------------   ----------    ----------    ----------     ---------
Jerry V. Noyce                 82,000 (1)            19%           0.39        2/10/09        10,876         24,675
                               20,000 (2)            5%            1.25        12/8/13        15,722         39,844

Wesley W. Winnekins            17,000 (1)            4%            0.39        2/10/09         2,255          5,115
                               10,000 (2)            2%            0.69        7/25/13         4,339         10,997

Jeanne C. Crawford             15,000 (1)            4%            0.39        2/10/09         1,990          4,514
                               10,000 (2)            2%            0.69        7/25/13         4,339         10,997

James A. Narum                 15,000 (1)            4%            0.39        2/10/09         1,990          4,514

David T. Hurt                  15,000 (1)            4%            0.39        2/10/09         1,990          4,514

------------------------

(1) Exercisable in four annual increments, each in the amount of 25% of the number of shares granted, commencing on the first anniversary of the date of grant.

(2)      Exercisable in full upon the date of grant.

 AGGREGATED OPTION EXERCISES DURING FISCAL YEAR 2003 AND FISCAL YEAR END OPTION
                                     VALUES

         The following table provides information related to the number of options exercised during the last fiscal year and the number and value of options held at fiscal year end by the named executive officers.

                                SHARES                      NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-
                               ACQUIRED                    UNDERLYING UNEXERCISED        THE-MONEY OPTIONS AT
                             ON EXERCISE       VALUE         OPTIONS AT 12/31/03             12/31/032(1)
      NAME                        (#)        REALIZED     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
      ----                  ---------------  ---------    -------------------------   -------------------------
Jerry V. Noyce                    --            --            220,500 / 243,500          $163,945 / $208,930
Wesley W. Winnekins               --            --             63,750 /  77,750          $ 30,890 / $ 50,010
Jeanne C. Crawford                --            --             33,750 /  46,250          $ 21,850 / $ 34,750
James A. Narum                    --            --             63,750 /  26,250          $ 57,900 / $ 21,150
David T. Hurt                     --            --             23,750 /  46,250          $ 16,450 / $ 34,750

------------------------

(1) Value of exercisable/unexercisable in-the-money options is equal to the difference between the market price of the Common Stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing price as of December 31, 2003 on the OTC Bulletin Board was $1.23.

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock from December 31, 1998 through December 31, 2003, with the cumulative total return of the S&P 500 Index and the S&P 500 Consumer Discretionary Index. The comparison assumes $100 was invested on December 31, 1998 in the Company's Common Stock and in each of the foregoing indices, and assumes reinvestment of dividends.

           [COMPARISON CUMULATIVE FIVE YEAR TOTAL RETURN LINE GRAPH]

                                                    Base                            Indexed Returns
                                                  Period                            Years Ending
                                                  ------                            ------------
        Company/Index                             Dec 98         Dec 99      Dec 00      Dec 01      Dec 02      Dec 03
        -------------                             ------         ------      ------      ------      ------      ------
HEALTH FITNESS CORP                                  100          76.19       50.29       79.24       76.19      187.43
S&P 500 INDEX                                        100         121.04      110.02       96.95       75.52       97.18
S&P 500 CONSUMER DISCRETIONARY                       100         125.18      100.14      102.93       78.42      107.76

                       INCREASE IN SHARES OF CAPITAL STOCK
                               OF THE CORPORATION
                                  (PROPOSAL #2)

         At the Annual Meeting, shareholders will be asked to approve an amendment to the Company's Articles of Incorporation to increase the shares of capital stock that the corporation is authorized to issue from 30,000,000 to 60,000,000, of which 50,000,000 shares shall be designated as common shares with a par value of $0.01 per share, and 10,000,000 shares shall be designated as preferred shares with a par value of $0.01 per share. Of the total preferred shares, 1,500,000 shares shall be Series A Convertible Preferred Stock with a par value $0.01 per share, with preferences, rights and privileges as set forth in that certain Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed with the Office of the Secretary of State of Minnesota on December 5, 2003, and of which 8,500,000 shares shall be undesignated. Currently, the Company is authorized to issue 30,000,000 shares of capital stock, of which 25,000,000 are designated as common shares with a par value of $0.01 per share, and 5,000,000 shares are designated as preferred shares with a par value of $0.01 per share.

         The Board of Directors believes that the increase in the number of authorized shares will give the Company the ability to pursue future equity financings and additional acquisition opportunities. Accordingly, the Board of Directors has adopted and recommends for shareholder approval an amendment to the Articles of Incorporation of the Company which would increase the number of authorized shares.

VOTE REQUIRED; RECOMMENDATION

         Adoption of the amendment to the Company's Articles of Incorporation to increase the Company's authorized shares requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

                         INCREASE IN SHARES RESERVED FOR
                             1995 STOCK OPTION PLAN
                                  (PROPOSAL #3)

GENERAL

         The Company has in effect a 1995 Stock Option Plan (the "Stock Option Plan"). The Board of Directors has recommended an increase in the number of shares of the Company's Common Stock reserved for issuance under the Stock Option Plan from 2,000,000 to 3,500,000 shares. A general description of the basic features of the Stock Option Plan is presented below, but such description is qualified in its entirety by reference to the full text of the Stock Option Plan, a copy of which may be obtained without charge upon written request to the Company's Chief Financial Officer.

DESCRIPTION OF THE 1995 STOCK OPTION PLAN

         PURPOSE. The purpose of the Stock Option Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain persons of ability as employees, directors and consultants, by providing an incentive to such individuals through equity participation in the Company.

         TERM. Options may be granted under the Stock Option Plan until February 25, 2005, or until such earlier date as the Stock Option Plan is discontinued or terminated by the Board. The Company anticipates that the term of the Plan will be extended before expiration and that options will continue to be granted under the Plan as extended, subject to approval of such extension at the 2005 Annual Shareholders' Meeting.

         ADMINISTRATION. The Stock Option Plan is administered by the Board of Directors or by a Committee of the Board of Directors (the "Administrator"). The Stock Option Plan gives broad powers to the Administrator to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

         ELIGIBILITY. All salaried employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the Stock Option Plan. All salaried employees, non-employee directors and officers of, and consultants to, the Company or any subsidiary are eligible to receive nonqualified stock options. As of March 31, 2004, the Company had approximately 560 salaried employees (of which five are officers listed herein), six directors who are not employees, and one consultant.

         OPTIONS. When an option is granted under the Stock Option Plan, the Administrator at its discretion specifies the option price, the type of option (either "incentive" or "nonqualified") to be granted, and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock and the option price of a nonqualified option may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The market value of the Company's Common Stock on March 31, 2004 was approximately $23.5 million. The term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise are set by the Administrator, but the term of an incentive stock option may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then fair market value. Each stock option granted under the Stock Option Plan is nontransferable during the lifetime of the optionee. Each outstanding option under the Stock Option Plan may terminate earlier than its stated expiration date in the event of the optionee's termination of employment, directorship or other relationship with the Company.

         AMENDMENT. The Board of Directors may from time to time suspend or discontinue the Stock Option Plan or revise or amend it in any respect; provided, the Stock Option Plan may not, without the approval of the shareholders, be amended in any manner that will (a) materially increase the number of shares subject to the Stock Option Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (b) materially modify the requirements for eligibility for participation in the Stock Option Plan; (c) materially increase the benefits accruing to optionees under the Stock Option Plan or (d) cause incentive stock options to fail to meet the requirements of the Internal Revenue Code.

         FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the Stock Option Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which options are exercised, equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment-related taxes on such ordinary income.

         Incentive stock options granted under the Stock Option Plan are intended to qualify for favorable tax treatment under Code Section 422. Under
Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deductions upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

         PLAN BENEFITS. The table below shows the total number of stock options that have been received by the following individuals and groups under the Stock Option Plan:

                                                                        Total Number of
               Name and Position/Group                                 Options Received(1)
               -----------------------                                 ------------------
Jerry V. Noyce, President and CEO                                              544,000
Wesley W. Winnekins, CFO                                                       158,500
Jeanne C. Crawford, Vice President Human Resources                              95,000
James A. Narum, Corporate Vice President of Operations                         100,000
David T. Hurt, Vice President Operations                                        77,500
Current Executive Officer Group                                                975,000
Current Non-executive Officer Director Group                                   180,000
Current Non-executive Officer Employee Group                                   627,500
Total Stock Options Granted Under the Plan                                   1,782,500

(1) This table reflects the total number of options granted under the Stock Option Plan as of March 31, 2004. Because future grants of stock options under the Stock Option Plan are subject to the discretion of the Committee, the future benefits that may be received by these individuals and groups under the Stock Option Plan cannot be determined at this time, except for the automatic grants of nonqualified options to outside directors as described above.

VOTE REQUIRED

         Because of the employees' positive response to the 1995 Stock Option Plan, and to have an adequate reserve of shares to grant to new employees, including employees obtained as a result of possible future acquisitions, the Board of Directors recommends that the shareholders approve the 1,500,000 share increase in the number of shares reserved under the Plan. Approval of the increase requires the affirmative vote of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

         The following table provides information as of December 31, 2003 about the Company's equity compensation plans.

                            --------------------------    --------------------     -------------------------------------
                            NUMBER OF SECURITIES TO BE      WEIGHTED AVERAGE          NUMBER OF SECURITIES REMAINING
                              ISSUED UPON EXERCISE OF      EXERCISE PRICE OF       AVAILABLE FOR FUTURE ISSUANCE UNDER
                               OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,     EQUITY COMPENSATION PLANS (EXCLUDING
                                WARRANTS AND RIGHTS       WARRANTS AND RIGHTS      SECURITIES REFLECTED IN COLUMN (a))
                            --------------------------    --------------------     -------------------------------------
                                        (a)                      (b)                                 (c)
                            --------------------------    --------------------     -------------------------------------

Equity compensation plans
approved by security                 1,710,900                   $0.88                           634,665 (1)
holders
------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
not approved by security             1,460,320 (2)               $0.48                                --
holders
------------------------------------------------------------------------------------------------------------------------
TOTAL                                3,171,220                   $0.70                           634,665
------------------------------------------------------------------------------------------------------------------------

(1) Includes 351,815 shares of common stock available for issuance under the Company's Employee Stock Purchase Plan.

(2) Represents outstanding warrants to investors, selling agents and consultants in consideration for services performed and in connection with the issuance of debt.

                        APPROVAL OF SELECTION OF AUDITORS
                                  (PROPOSAL #4)

         Grant Thornton LLP acted as the Company's independent auditors for the fiscal years ended December 31, 2002 and December 31, 2003, and has been selected by the Audit Committee to act as the Company's auditors for fiscal 2004. Although it is not required to do so, the Board wishes to submit the selection of Grant Thornton LLP to the shareholders for ratification. In the event the shareholders do not approve such selection, the Audit Committee will reconsider its selection. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

AUDIT FEES

         The following fees were paid to Grant Thornton LLP in fiscal years 2002 and 2003:

                                            FY 2002              FY 2003
                                            -------              -------
Audit Fees                                  48,216               $51,479
Audit-Related Fees                           8,334                 6,565
Tax Fees                                    35,026                38,849
All Other Fees                                  --                16,705

         Audit fees are for professional services rendered and expenses incurred for the audit of the Company's annual financial statements and review of financial statements included in our Forms 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

         Audit-related fees are primarily for services rendered and expenses incurred for the audit of the Company's 401K Employee Benefit Plan.

         Tax fees include fees for services provided and expenses incurred in connection with the preparation of federal and state tax returns, tax advice and tax planning.

         All other fees include fees for services provided and expenses incurred for non-audit related accounting services. The other fees paid in 2003 relate primarily to due diligence assistance provided by Grant Thornton LLP in connection with the Company's acquisition of the J&J Fitness Business.

         Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company's independent auditors in order to assure that the provision of such services does not impair the auditor's independence. Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee. As such, the Audit Committee adopted a policy in February 2003 that states the Audit Committee is required to approve all audit and non-audit accounting-related services. The Audit Committee has pre-approved services to be requested from time to time by the Company's Chief Executive Officer and Chief Financial Officer only on accounting matters that do not exceed $5,000 on any one occasion or $25,000 per year; provided that the Company's Chief Financial Officer must report to the Audit Committee on the provision of such services at the Audit Committee meeting held immediately thereafter.

         The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Grant Thornton LLP's independence and has determined that such services have not adversely affected Grant Thornton LLP's independence.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders ("Insiders") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to Insiders were complied with, except James Bernards, Wes Winnekins, Jeanne Crawford, James Ehlen, Mark Sheffert, Linda Whitman, Rodney Young and Jerry Noyce were late filing one Form 4 each reporting one transaction, and Ralph Colao, Katherine Hamlin, Brian Gagne and Michael Seethaler were late filing a Form 3 and a Form 4 each reporting one transaction.

                                 OTHER BUSINESS

         Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2005 Annual Meeting must be received by the Company by December 10, 2004, to be includable in the Company's proxy statement and related proxy for the 2005 Annual Meeting.

         Also, if a shareholder proposal intended to be presented at the 2005 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after February 23, 2005, then management named in the Company's proxy form for the 2005 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's materials.

                                    FORM 10-K

         A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO MR. WESLEY W. WINNEKINS, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.

Dated:  April 9, 2004
        Bloomington, Minnesota

                                    EXHIBIT A

                           Health Fitness Corporation

                             AUDIT COMMITTEE CHARTER

                                 March 13, 2001
                    As Amended and Approved December 20, 2002

ORGANIZATION

     This charter governs the operation of the Audit Committee. The Committee shall review and reassess the adequacy of this charter at least annually and obtain the approval of the Board of Directors for any proposed changes to the charter. The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All Committee members must be able to read and understand financial statements at the time of their appointment to the Committee. At least one member of the Committee shall be a "financial expert." In order to be a "financial expert," a person must, at a minimum, have (through education and experience as a public accountant or as a financial officer):

         -    an understanding of GAAP and financial statements;

         - experience in preparing or auditing financial statements of generally comparable companies and the application of GAAP to estimates, accruals and reserves;

         -    experience with internal accounting controls; and

         -    an understanding of audit committee functions.

STATEMENT OF POLICY

         The Audit Committee shall provide oversight relating to the Company's financial reporting process, its systems of internal accounting and financial controls, the internal audit process and the annual independent audit process of the Company's annual financial statements. In discharging its duties, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.

         Management is responsible for implementing adequate internal accounting controls and for preparing the Company's financial statements. Further, management and the independent auditors are responsible for planning and conducting audits and determining that the audited financial statements are complete, accurate and in accordance with Generally Accepted Accounting Principles. The Committee, in carrying out its oversight responsibilities, shall discuss with the independent auditors and management their judgment of the quality and the acceptability of the Company's financial reporting.

         The Audit Committee shall also be responsible for approving certain transactions involving the Company.

         In carrying out its responsibilities, the Committee shall have the authority to engage independent advisors, including legal and financial advisors. The Company shall provide appropriate funding to pay for any independent advisors engaged by the Committee.

RESPONSIBILITIES AND PROCESS

         The following shall be the principal recurring process of the Audit Committee in carrying out its oversight responsibilities:

         Independent Auditors

         - Annually, the Committee shall evaluate and appoint the Company's independent auditors. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee. The Committee shall have the ultimate authority and responsibility to select, evaluate, compensate and, where appropriate, replace the independent auditors. The independent auditors shall report directly to the Committee. The Committee shall receive an annual report and such other reports as the Committee deems appropriate from the independent auditors regarding the auditors' independence, and discuss with the auditors such reports and the matters included in the written disclosures required by the Independence Standards Board Standard No. 1. If necessary, the Committee shall take appropriate action with respect to the independence of the auditors.

         Internal Controls and Audit Process

         The audit function is designed to provide a check that a system of internal controls is maintained through the Company which protects the assets of the Company and provides the proper authorization and recording of transactions such that the financial information is reliable and materially accurate; and financial statements fairly present, in all material respects, the financial condition and results of operations of the Company in accordance with U.S. generally accepted accounting principles.

         - The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits. Also, the Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls. Further, the Committee shall meet separately with internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

         - The Committee shall establish and maintain procedures for efficiently responding to complaints received by the Company regarding accounting, internal accounting controls and auditing. At a minimum, these procedures shall allow employees to submit concerns regarding questionable accounting and auditing matters on a confidential, anonymous basis.

         Annual Audit

         - The Committee will discuss with the independent auditors the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under Statement of Auditing Standards 61.

         Financial Reporting

         - The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K. Based on these reviews, the Committee shall annually report to the Board whether the Committee recommend inclusion of the financial statements in the Company's Annual Report and Form 10-K.

         Proxy Report

         - The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         Committee Approval of Certain Transactions

         The Committee shall, prior to approval by the Board, pre-approve all audit services and non-audit services to be performed by the Company's independent auditors. Neither the Committee nor the Board shall approve, and the Company's independent auditors shall not provide to the Company, the following non-audit services if such services are to be provided contemporaneously with an audit of the Company: bookkeeping services; financial IS design and implementation services; appraisal or valuation services; fairness opinions; contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or HR; broker/dealer, investment adviser or investment banking services; and legal services and expert services unrelated to the audit.

         The Committee shall review and approve all related-party transactions to which the Company is a party.

                           HEALTH FITNESS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                             TUESDAY, MAY 18, 2004
                                   3:30 P.M.
                          3600 AMERICAN BOULEVARD WEST
                          BLOOMINGTON, MINNESOTA 55431




HEALTH FITNESS CORPORATION
3600 AMERICAN BOULEVARD WEST, BLOOMINGTON, MN 55431                        PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 18, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

The undersigned hereby appoints JOHN C. PENN, JAMES A. BERNARDS and MARK W. SHEFFERT, and each of them, individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of Common Stock of Health Fitness Corporation registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company's corporate offices, 3600 American Boulevard West, Bloomington, Minnesota, at 3:30 p.m. (Minneapolis time) on May 18, 2004, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

                      See reverse for voting instructions.

                             - Please detach here -

--------------------------------------------------------------------------------

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.    Elect directors:

      01 James A. Bernards           04 Mark W. Sheffert
      02 K. James Ehlen, M.D.        06 Linda Hall Whitman
      03 Jerry V. Noyce              07 Rodney A. Young
      04 John C. Penn                08 Cary Musech

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT).

      [ ] Vote FOR                            [ ] Vote WITHHELD
          all nominees                            from all nominees
          (except as marked)

2. To increase the shares of capital stock that the corporation is authorized to issue from 30,000,000 to 60,000,000, of which 50,000,000 shall be designated as common shares and 10,000,000 shall be designated as preferred stock

      [ ] For           [ ] Against           [ ] Abstain

3. Approve 1,500,000-share increase in number of shares reserved for 1995 Stock Option Plan

      [ ] For           [ ] Against           [ ] Abstain

4.    Ratify selection of Grant Thornton LLP as independent auditors

      [ ] For           [ ] Against           [ ] Abstain

5. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ] Indicate changes below:


                                    Date
                                        ----------------------------------------

                                    Signature(s) in Box
                                    PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign.